Enable IPC Corporation Signs Joint Development Agreement with SolRayo, LLC for Nanoparticle-based Ultracapacitor Technology

Valencia, CA, March 29, 2007 – Enable IPC Corporation (OTCBB:EIPC) announced today that it has signed a joint development agreement with SolRayo, LLC, based in Madison, Wisconsin.  The purpose of the agreement is to evaluate a new, nanoparticle-based ultracapacitor technology in development by SolRayo personnel.  Enable IPC is in the business of continuously evolving microbattery technology to meet the demands of the latest technological innovations requiring microbatteries, such as “smart cards”, RFID equipment and medical devices.  Capacitor and ultracapacitor technologies compliment battery technologies by providing needed power bursts and thereby extending battery life.

Kevin Leonard, President of SolRayo, said, “We are pleased to be working with Enable IPC on this important technology.  We have demonstrated that our device lends itself to mass production and meets many of the market specifications today.  This agreement calls for work to commence next month, is milestone-based and should result in Enable IPC’s delivery of beta units to initial customers by the time we’re done.”

“Ultracapacitors have been described as the ‘big brother’ of batteries,” said Dr. Mark Daugherty, CTO of Enable IPC.  “Batteries are usually good at energy and bad at power.  Capacitors, on the other hand, are good at power, but typically not so good at energy.  Combining these two can lengthen battery life in many applications.”

“This technology could help us address some of the issues our potential microbattery customers have with short power bursts”, said David Walker, CEO of Enable IPC.  “As we continue to develop the technology, additional market niches could open up to us as well.”

About SolRayo LLC

SolRayo is a Madison, Wisconsin based LLC co-founded by Kevin Leonard and ParaSol Technologies LLC whose mission is to create innovative environmentally friendly technologies that change the way the world utilizes its energy and water resources. SolRayo’s management team has extensive experience in scientific research and development and an intimate knowledge of nanotechnology, electrochemistry, chemical engineering, and mechanical engineering.  Using this expertise, SolRayo is dedicated to developing ultracapacitors to improve the storage, delivery, and usage of energy.

About Enable IPC Corp. (Intellectual Property Commercialization)

Enable IPC Corporation has a patent application on a proprietary concept that combines thin film manufacture with nanotechnology to produce a microbattery that the company believes will significantly out perform comparable products and revolutionize the microbattery industry.  The company’s product is expected to be smaller, cheaper, longer lasting and more environmentally friendly than comparable existing products.  The microbattery should be ideal for use in multiple applications including healthcare products, RFID tags, and smart cards.

Forward-Looking Statements:

This release contains forward-looking statements, such as “should”, “could”, “believes”, “expected” and similar terminology, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties which could cause actual results that the Company achieves to differ materially from any of the forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the following: the timely development and market acceptance of products and technologies, the ability to secure additional sources of financing, the difficulties in forecasting results from development efforts, difficulties in accurately estimating market growth, the impact of changing economic conditions, business conditions in the microbattery industry and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

(800) 631-8127
ir@enableipc.com